McKee Nelson LLP
5 Times Square, 35th Floor
New York, New York 10036

917-777-4325

November 25, 2003

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Re:

Renaissance Mortgage Acceptance Corp.

Renaissance Home Equity Loan Trust 2003-4

Current Report on Form 8-K

Ladies and Gentlemen:

On behalf of Renaissance Mortgage Acceptance Corp. and Renaissance Home Equity Loan Trust 2003-4 we transmit herewith for filing under the Securities Act of 1934, as amended, a Current Report on Form 8-K, including the exhibits thereto.

If you have any question concerning the transmitted materials, please do not hesitate to contact the undersigned at (917) 777-4325.

Please acknowledge receipt of this transmission by notifying the person indicated in the “Notify” line in the submission header of the above-referenced filing.

Sincerely,

/s/ Steve Levitan

Steve Levitan

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported) November 25, 2003
Renaissance Mortgage Acceptance Corp.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	333-106896 (Commission File Number)	52-2356399 (IRS Employer ID Number)
1000 Woodbury Road, Woodbury, New York	11797
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code:	(516) 364-8500
N/A (Former name or former address, if changed since last report)

Item 5.

Other Events

Filing of Computational Materials.

This Current Report on Form 8-K is being filed to file copies of the Computational Materials (as defined below) prepared and distributed by Greenwich Capital Markets, Inc., in connection with the issuance by Renaissance Home Equity Loan Trust 2003-4 of Home Equity Loan Asset-Backed Certificates, Series 2003-4.  The term “Computational Materials” shall have the meaning given in the No-Action Letter of May 20, 1994 issued by the Securities and Exchange Commission (the “SEC”) to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and Underwriter by the Commission in response to the request of the Public Securities Association dated May 24, 1994, and the supplemented in the No-Action Letter of February 17, 1995 issued by the SEC to the Public Securities Association.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

(k)

Not applicable.

(l)

Not applicable.

(m)

Exhibits:

99.1

Computational Materials of Greenwich Capital Markets, Inc.

99.2

Computational Materials of Greenwich Capital Markets, Inc.

99.3

Computational Materials of Greenwich Capital Markets, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENAISSANCE MORTGAGE ACCEPTANCE CORP.

By:

/s/Dawn Ceccarini

Name:

Dawn Ceccarini

Title:

Vice President

Dated:  November 25, 2003

EXHIBIT INDEX

Exhibit

99.1	Computational Materials of Greenwich Capital Markets, Inc.
99.2 99.3	Computational Materials of Greenwich Capital Markets, Inc. Computational Materials of Greenwich Capital Markets, Inc.